Exhibit 21.1


                              LIST OF SUBSIDIARIES


                  Name                                   Jurisdiction
                  ----                                   ------------

          Sterling FBO Holdings, Inc.                         Nevada
          Fort Worth Jest Center, Inc.                         Texas
          Commodore Plaza Ltd.                                 Texas
          Sterling MLK Ltd.                                 Delaware

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